UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

February 18, 2011

Central Pacific Financial Corp.

(Exact name of registrant as specified in its charter)

Hawaii	0-10777	99-0212597
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.

220 South King Street, Honolulu, Hawaii	96813
(Address of principal executive offices)	(Zip Code)

(808) 544-0500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors; Election of Directors.

On February 25, 2011, Central Pacific Financial Corp. (the “Company” or “CPF”) announced the appointment of James F. Burr and Alvaro J. Aguirre to the board of directors of the Company (effective as of February 24, 2011) and to the board of directors of its subsidiary Central Pacific Bank (subject to regulatory approval). Mr. Aguirre has been appointed to the Compensation Committee and Governance Committee of the CPF board.

Mr. Burr and Mr. Aguirre joined the board pursuant to the terms of the respective investment agreements between the Company and affiliates of The Carlyle Group and Anchorage Capital Group, L.L.C. (as amended, the “Investment Agreements”). The Investment Agreements were previously filed as exhibits to the Company’s Current Reports on Form 8-K, filed with the Securities and Exchange Commission on November 5, 2010, December 20, 2010 and February 11, 2011.

As of the closing of the Company’s $325 million private placement on February 18, 2011, Richard J. Blangiardi, B. Jeannie Hedberg, Ronald K. Migita, Mike K. Sayama, Maurice H. Yamasato and Dwight L. Yoshimura resigned from both the Company’s and Central Pacific Bank’s board of directors, and Jeffrey S. Cavanaugh has resigned from Central Pacific Bank’s board of directors.

On February 25, 2011, the Company issued a press release relating to the above matters. The text of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Item 9.01.  Financial Statements and Exhibits.

99.1                                       Press Release, dated February 25, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Pacific Financial Corp. (Registrant)

Date: February 25, 2011	By:	/s/ John C. Dean
John C. Dean
Executive Chairman

INDEX TO EXHIBITS

Item 9.01.  Financial Statements and Exhibits.

99.1                                       Press Release, dated February 25, 2011.